AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly AUSA Life Insurance Company, Inc.),
Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the
Participation Agreement ("Agreement") dated August 31, 2000, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the
Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2005.

TRANSAMERICA FINANACIAL LIFE INSURANCE COMPANY

By: /s/Priscilla I. Hechler
Name: Priscilla I. Hechler
Title: Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND III

By: / s/Christine Reynolds
Name: Christine Reynolds
Title: Treasurer- E.V.P.

FIDELITY DISTRIBUTORS CORPORATION

By: /s/Bill Loehning
Name: Bill Loehning
Title: E.V.P.

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded by Separate Account

TFLIC Series Life Account (est. October 24, 1994)	Form Number: VL03NY Product: TFLIC Financial Freedom Builder

Form Number: VL95NY Product: TFLIC Freedom Elite Builder

Form Number: JLS02NY Product: TFLIC Freedom Wealth Protector

Separate Account VA BNY (est. September 27, 1994)	Form Number: AV343 101 90 396 Product: TFLIC Landmark Variable Annuity

TFLIC Series Annuity Account (est. March 20, 2001)	Form Number: WL18NY Product: TFLIC Freedom Premier

Separate Account VA QNY (est. August 13, 1996)	Form Number AV1024 101 179 1003 Product: Flexible Premium Variable Annuity - E (No marketing name at this time)

TFLIC Separate Account VNY (est. December 14, 2004)	Form Number A V 1197 101 200 505 Product: Advisor's Edge® NY Variable Annuity